UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Schedule 14A Information (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule § 240.14a-12

Immersion Corporation
(Name of Registrant as Specified In Its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-16(i)(1) and 0-11.

August 28, 2026

TO THE STOCKHOLDERS OF IMMERSION CORPORATION

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders for the fiscal year ended April 30, 2026 (the “FY 2026 Annual Meeting”) of Immersion Corporation, on October 7, 2026, at 10:00 a.m. Eastern Time at meetnow.global/MLY2R99, which will be held in virtual only format. You will not be able to attend the FY 2026 Annual Meeting in person.

At the FY 2026 Annual Meeting, stockholders will be asked to vote on each of the three (3) proposals set forth in the Notice of FY 2026 Annual Meeting of Stockholders and the Proxy Statement, which describe the formal business to be conducted at the FY 2026 Annual Meeting and follow this letter.

It is important that your shares be represented and voted at the FY 2026 Annual Meeting regardless of the size of your holdings. To ensure that your vote will be received and counted, please vote online, by telephone or by mail by following the instructions included with the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) that will be provided to you, or promptly sign, date and return the proxy card in the postage-paid envelope (which will be provided to those stockholders who request to receive paper copies of these materials by mail). Voting electronically, by telephone, or by returning your proxy card in advance of the FY 2026 Annual Meeting does not deprive you of your right to virtually attend the FY 2026 Annual Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support for and interest in the affairs of our company. We look forward to seeing you at the FY 2026 Annual Meeting.

Sincerely,

Eric Singer President, Chief Executive Officer and Chairman of the Board

Important Notice of Internet Availability for the Annual Meeting to be held on October 7, 2026.

This year we will take advantage of the rules of the U.S. Securities and Exchange Commission (the “SEC”) that allow us to furnish our proxy materials over the Internet. As a result, we are sending a Notice of Internet Availability to our stockholders rather than a full paper set of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on how stockholders may obtain a paper copy of our proxy materials. This process helps the environment and substantially reduces the costs associated with printing and distributing our proxy materials. To make it easier for you to vote, Internet and telephone voting are available. The instructions on the Notice of Internet Availability or, if you received a paper copy of the proxy materials, the proxy card, describe how to use these convenient services.

NOTICE OF FY 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 7, 2026

The FY 2026 Annual Meeting will be held on October 7, 2026, at 10:00 a.m. Eastern Time at meetnow.global/MLY2R99, which will be held in virtual only format. You will not be able to attend the FY 2026 Annual Meeting in person. The FY 2026 Annual Meeting will be held for the following purposes:

1.
To elect five (5) directors to hold office for the applicable term and until their successor is elected and qualified;
2.
To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending April 30, 2027;
3.
To hold an advisory vote to approve the compensation of our named executive officers; and
4.
To transact such other business as may properly come before the FY 2026 Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on August 13, 2026 are entitled to notice of, and to vote at, the FY 2026 Annual Meeting and at any adjournments or postponements thereof. The vote of each eligible stockholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly even if you plan to attend the FY 2026 Annual Meeting.

As permitted by the U.S. Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials online under the SEC’s “notice and access” rules. As a result, unless you previously requested electronic or paper delivery on an ongoing basis, the Company is mailing to its stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) instead of a paper copy of the proxy statement and a form of proxy card or voting instruction card. The Notice of Internet Availability contains instructions on how to access such proxy materials online. The Notice of Internet Availability also instructs you on how you may authorize a proxy to vote your shares over the Internet, how you can receive a paper copy of the proxy materials through the mail and how you can enroll in e-delivery. This distribution process is more resource and cost-efficient. The Notice of Internet Availability is first being mailed, and the proxy materials are expected to be made available, to the Company’s stockholders on or about August 28, 2026.

BY ORDER OF THE BOARD OF DIRECTORS,

Eric Singer

President, Chief Executive Officer and Chairman of the Board

Aventura, Florida, August 28, 2026

We will hold our FY 2026 Annual Meeting in virtual only format. We have designed the format of the FY 2026 Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON OCTOBER 7, 2026: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT www.edocumentview.com/IMMR.

IMMERSION CORPORATION

FY 2026 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

PROXY STATEMENT

We are providing you with these proxy materials in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Immersion Corporation (the “Company”), of proxies to be used at our Annual Meeting of Stockholders for the fiscal year ended April 30, 2026 (the “FY 2026 Annual Meeting”). The FY 2026 Annual Meeting will be held on October 7, 2026, at 10:00 a.m. Eastern Time at meetnow.global/MLY2R99, which will be held in virtual only format. You will not be able to attend the FY 2026 Annual Meeting in person. This proxy statement contains important information regarding our FY 2026 Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. The FY 2026 Annual Meeting will be held for the following purposes:

1.
To elect five (5) directors to hold office for the applicable term and until their successor is elected and qualified;
2.
To ratify the appointment of BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending April 30, 2027;
3.
To hold an advisory vote to approve the compensation of our named executive officers; and
4.
To transact such other business as may properly come before the FY 2026 Annual Meeting or any adjournments or postponements thereof.

This proxy statement, any accompanying proxy card or voting instruction form, and our Annual Report on Form 10-K for the year ended April 30, 2026 (the “Annual Report”) will be made available to our stockholders on or about August 28, 2026.

We are furnishing proxy materials to our stockholders over the Internet and providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail on or about August 28, 2026. Our Board has fixed the close of business on August 13, 2026 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the FY 2026 Annual Meeting. Except as set forth herein, only holders of common stock of record at the close of business on August 13, 2026 will be entitled to notice of, and to vote at, the Annual Meeting.

You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you on how you may submit your proxy via the Internet, telephone or mail. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

QUESTIONS AND ANSWERS

What is included in the proxy materials?

The proxy materials for our FY 2026 Annual Meeting include this proxy statement and our Annual Report. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

Who is soliciting my vote?

The Board is soliciting your vote at our FY 2026 Annual Meeting.

Who is entitled to vote?

You may vote if you were the record owner of Immersion Corporation common stock as of the close of business on August 13, 2026 (the “Record Date”). Each share of common stock is entitled to one vote. As of August 13, 2026, we had 33,193,401 shares of common stock outstanding and entitled to vote. There is no cumulative voting.

Who can attend the FY 2026 Annual Meeting?

The FY 2026 Annual Meeting will be held virtually on October 7, 2026 at 10:00 a.m. Eastern Time. You are entitled to attend the FY 2026 Annual Meeting if you were a stockholder as of the record date, or if you hold a valid proxy for the FY 2026 Annual Meeting, by accessing meetnow.global/MLY2R99. Participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first-come, first-served basis once electronic entry begins. Electronic entry to the meeting will begin at 9:30 a.m. Eastern Time and the meeting will begin promptly at 10:00 a.m. Eastern Time.

In order to ensure that your shares are represented at the FY 2026 Annual Meeting, we strongly encourage you to vote your shares by proxy prior to the FY 2026 Annual Meeting and further encourage you to submit your proxies electronically—by telephone or by Internet—by following the easy instructions set forth in the Notice of Internet Availability and proxy card. Your vote is important and voting electronically should facilitate the timely receipt of your proxy.

How many votes must be present to hold the FY 2026 Annual Meeting?

Your shares are counted as present at the FY 2026 Annual Meeting if you virtually attend the meeting and vote or if you properly return a proxy by Internet, telephone or mail. For us to hold our FY 2026 Annual Meeting, holders of a majority of our outstanding shares of common stock entitled to vote at the FY 2026 Annual Meeting as of August 13, 2026 must be present virtually or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

If your shares are registered directly in your name with our registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a stockholder of record with respect to those shares. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” or “street name” holder of those shares.

What is a broker non-vote?

Applicable rules permit brokers to vote shares held in street name on routine matters when the brokers have not received voting instructions from the beneficial owner on how to vote those shares. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. Shares that are not voted on non-routine matters are called broker non-votes. Broker non-votes, if any, will have no effect on the vote for any matter properly introduced at the meeting.

What routine and non-routine matters will be voted on at the FY 2026 Annual Meeting?

The ratification of BDO as our independent registered public accounting firm for the fiscal year ending April 30, 2027 is the only routine matter to be presented at the FY 2026 Annual Meeting on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. The non-routine matters that will be voted on at the FY 2026 Annual Meeting include the election of five (5) directors and the advisory vote to approve the compensation of our named executive officers.

How many votes are needed to approve each proposal?

The director nominees shall be elected by a plurality of the votes cast (meaning that the five director nominees who receive the highest number of votes cast “FOR” their election will be elected as directors). There is no cumulative voting with respect to the election of directors. The ratification of BDO as our independent registered public accounting firm for the fiscal year ending April 30, 2027 and the advisory vote to approve the compensation of our named executive officers require the affirmative “FOR” vote of the majority of the shares present virtually or represented by proxy at the FY 2026 Annual Meeting and entitled to vote thereon.

The advisory vote to approve the compensation of our named executive officers is not binding upon us. However, the Compensation Committee of the Board, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.

How are withhold votes, abstentions and broker non-votes counted?

Abstentions, withhold votes and broker non-votes are included in determining whether a quorum is present. Abstentions will have the same effect as a vote “AGAINST” on the vote to ratify the independent public accounting firm and the advisory vote to approve the compensation of our named executive officers because an abstention represents a share entitled to vote on such proposal. Withhold votes will have no effect on any director nominee proposals. Broker non-votes will have no effect on the vote for any matter properly introduced at the FY 2026 Annual Meeting.

What are my voting choices for each of the proposals to be voted on at the FY 2026 Annual Meeting and how does the Board recommend that I vote my shares?

		More Information	Voting Choices and Board Recommendation
PROPOSAL 1	Election of Five Directors	Page 9	• vote FOR the nominees; • or withhold your vote for the nominees. The Board recommends a vote FOR the nominees.

PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm	Page 37
•
vote FOR the ratification;
•
vote against the ratification; or
•
abstain from voting on the ratification, which will have the same effect as a vote AGAINST.

The Board recommends a vote FOR the ratification.

PROPOSAL 3	Advisory vote on the compensation of our named executive officers	Page 40
•
vote FOR the advisory proposal;
•
vote against the advisory proposal; or
•
abstain from voting on the advisory proposal, which will have the same effect as a vote AGAINST.

The Board recommends an advisory vote FOR the compensation of our named executive officers.

How do I vote?

Stockholders of Record: You can vote either electronically at the FY 2026 Annual Meeting or by proxy. Persons who vote by proxy need not, but are entitled to, virtually attend the FY 2026 Annual Meeting. Even if you plan to virtually attend the FY 2026 Annual Meeting, we encourage you to vote your shares by one of the means set forth below prior to the FY 2026 Annual Meeting. This proxy statement, the accompanying proxy card and the Annual Report are being made available to our stockholders on the Internet at www.edocumentview.com/IMMR.

You may vote your shares as follows – in all cases, have your proxy card in hand:

Vote over the Internet 24/7 at www.edocumentview.com/IMMR.
Dial toll-free 24/7 (800) 652-VOTE (8683) within the USA, US territories & Canada
If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Beneficial Stockholders: If you hold your shares of Immersion Corporation common stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voting instruction card carefully. Please note that brokers may not vote your shares on Proposal 1 (Election of Directors) or Proposal 3 (Advisory vote on executive compensation). Please provide your voting instructions so your vote can be counted on these matters.

If you plan to vote at the FY 2026 Annual Meeting you may do so by following the instructions on the virtual FY 2026 Annual Meeting website at meetnow.global/MLY2R99. Even if you plan to attend the FY 2026 Annual Meeting virtually, we recommend that you submit your proxy card by mail or voting instructions via the Internet or by telephone by the applicable deadline so that your vote will be counted if you later decide to not attend the FY 2026 Annual Meeting.

How can I revoke my proxy or change my vote?

You can revoke your proxy or change your vote at any time before they are exercised in any of the following ways:

•
by submitting written notice of revocation of your proxy to our Corporate Secretary at Immersion Corporation, 2999 N.E. 191st Street, Suite 610, Aventura, FL, 33180 so that it is received prior to the FY 2026 Annual Meeting;
•
by voting again by telephone or over the Internet prior to 1:00 a.m. Eastern Time on October 7, 2026;
•
by submitting a later-dated vote or another properly executed proxy of a later date prior to the FY 2026 Annual Meeting; or
•
by voting electronically at the FY 2026 Annual Meeting. Your attendance at the FY 2026 Annual Meeting will not in and of itself revoke your proxy.

Who counts the votes?

We have hired Computershare to count the votes represented by proxies and cast by ballot, and our Corporate Secretary, or other individual as appointed by the Board, will act as Inspector of Election.

When will we announce the voting results?

We will announce the preliminary voting results at the FY 2026 Annual Meeting. Within four business days of the FY 2026 Annual Meeting, we will report the final results in a Current Report on Form 8-K filed with the SEC, a copy of which will be available at www.sec.gov.

Will my shares be voted if I don’t provide my proxy and don’t attend the FY 2026 Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted. If you hold your shares in street name, your broker has the authority to vote your shares for “routine” matters even if you do not provide the broker with voting instructions.

Without instructions from you, the broker may not vote on any proposals other than the ratification of BDO as our independent registered public accounting firm for the fiscal year ending April 30, 2027, which is a routine matter.

What if I am a stockholder of record and return my proxy but don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” the director nominees listed on the card (Proposal 1), “FOR” the ratification of BDO as our independent registered public accounting firm (Proposal 2) and “FOR” the advisory vote to approve the compensation of our named executive officers (Proposal 3).

What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker. If you do not provide voting instructions to your bank or broker, whether your shares can be voted by such person depends on the type of item being considered for vote. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. The ratification of BDO as our independent registered public accounting firm for the fiscal year ending April 30, 2027 is the only routine matter to be presented at the FY 2026 Annual Meeting on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. All other matters are considered “non-routine”.

Could other matters be decided at the FY 2026 Annual Meeting?

We are not aware of any other matters to be presented at the FY 2026 Annual Meeting. If any matters are properly brought before the FY 2026 Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

Do we have a policy about directors’ attendance at the FY 2026 Annual Meeting?

Pursuant to the Corporate Governance Principles, directors are strongly encouraged, but not required, to attend the FY 2026 Annual Meeting. Three of our then-current directors and director nominees attended the Annual Meeting of Stockholders for the fiscal year ended April 30, 2025 (the “FY 2025 Annual Meeting”). Two of our then-current directors and director nominees were unable to attend the FY 2025 Annual Meeting due to technical issues.

How can I access Immersion Corporation’s proxy materials and Annual Report electronically?

This proxy statement, the accompanying proxy card and the Annual Report are being made available to our stockholders on the Internet at www.edocumentview.com/IMMR. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions in the Notice of Internet Availability. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how you may submit your proxy via the Internet.

Who bears the cost of this proxy solicitation?

The Company will pay the costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies. Our directors, officers and employees may solicit proxies by mail, by email, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Immersion Corporation common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses.

How do I submit a proposal for action at the FY 2027 Annual Meeting of Stockholders?

A proposal for action to be presented by any stockholder at the Annual Meeting of Stockholders for the fiscal year ending April 30, 2027 (the “FY 2027 Annual Meeting”) will be acted upon only:

•
if the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal is received by our Corporate Secretary at our principal office on or before April 30, 2027;
•
if the proposal is not to be included in the proxy statement, pursuant to our Bylaws, the written proposal is delivered to, or mailed and received by, our Corporate Secretary at our principal office on or before April 30, 2027 and such proposal is, under Delaware General Corporation Law (“Delaware Law”), an appropriate subject for stockholder action and is submitted in accordance with our Bylaws;
•
if the proposal is a director nomination and is not to be included in the proxy statement, the written proposal is in writing and delivered to, or mailed and received by, our Corporate Secretary at our principal office not later than the close of business on the later of (i) on or after April 30, 2027 but no later than May 30, 2027, or (ii) in the event that the FY 2027 Annual Meeting is called for a date that is more than 30 calendar days before or more than 60 days after the first anniversary of the date of the FY 2026 Meeting, or if we did not hold an annual meeting (or special meeting in lieu of an annual meeting) in FY 2027, such written proposal is delivered to, or mailed and received by, our Corporate Secretary not later than the close of business on the later of (a) the 90th calendar day prior to the FY 2027 Annual Meeting of Stockholders and (b) the 10th calendar day following the day on which public disclosure of the date of the FY 2027 Annual Meeting of Stockholders is first made (or if that day is not a business day for us, on the next succeeding business day); or

•
also in the case of nominating directors, if we increase the number of directors to be elected at the FY 2027 Annual Meeting of Stockholders and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board by April 20, 2027, our Corporate Secretary must receive nominations (but only from a stockholder who had previously submitted in proper form a timely director nomination notice pursuant to our Bylaws) for any new positions created by such increase no later than the close of business on the 10th calendar day following the day on which such public announcement is first made by us.

In addition, the stockholder proponent, or a representative who is qualified under state law, must appear virtually at the FY 2027 Annual Meeting of Stockholders to present such proposal. Our Bylaws, which are publicly available as an exhibit to the Annual Report, provide detailed information on how to properly submit stockholder proposals and director nominations, and should be read carefully.

Proposals should be sent to our Corporate Secretary at our principal office, which as of the date of this Proxy Statement, is located at 2999 N.E. 191st Street, Suite 610, Aventura, Florida 33180.

How can I view or request copies of our corporate documents and SEC filings?

Our website contains our Certificate of Incorporation, Bylaws, Corporate Governance Principles, Stock Ownership Policy, Board Committee Charters, the Code of Business Conduct and Ethics, Environmental, Social & Governance Statement and our SEC filings. To view these documents, go to immersion.com/investor-relations/corporate-governance. To view our SEC filings and Forms 3, 4 and 5 filed by our directors and executive officers, go to www.sec.gov.

We will promptly deliver free of charge a copy of our Annual Report to any stockholder requesting a copy. Requests should be directed to our Corporate Secretary, Immersion Corporation, located at 2999 N.E. 191st Street, Suite 610, Aventura, Florida 33180, or call us at (408) 467-1900.

What is householding?

As permitted by the Exchange Act, only one copy of the Notice of Internet Availability (or proxy statement, if properly requested) is being delivered to stockholders residing at the same address, unless the relevant stockholders have notified us of their desire to receive multiple copies. This is known as householding.

We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability or proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to our Corporate Secretary, Immersion Corporation, located at 2999 N.E. 191st Street, Suite 610, Aventura, Florida 33180.

Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Computershare, to request that only a single copy of the proxy statement be mailed in the future. Contact Computershare by phone at (877) 373-6374, by regular mail at P.O. Box 43006, Providence, RI 02940-3006, or via overnight courier at 150 Royall Street, Canton, MA 02021.

Beneficial owners should contact their broker or bank.

ELECTION OF DIRECTORS (PROPOSAL 1)

Our Board of Directors is elected by the stockholders to oversee their interest in the long-term health and the overall success of our business and its financial strength. Our Board serves as our ultimate decision-making body, except for those matters reserved to or shared with our stockholders. Our Board selects and oversees the members of our senior management, who are charged by our Board with conducting our business.

Election Process

In accordance with our Amended and Restated Certificate of Incorporation, all directors will be elected at the FY 2026 Annual Meeting, and each director elected at the FY 2026 Annual Meeting will hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. If a quorum is present and voting, the nominees for directors receiving the greatest number of votes will be elected as director. Withheld votes and broker non-votes have no effect on the vote.

Nomination of Directors

The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders, upon the recommendation of the Nominating and Corporate Governance Committee or the independent members of the Board. The Nominating and Corporate Governance Committee is responsible for identifying, screening, and recommending candidates to the entire Board for Board membership. The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board considers many factors, which are described in further detail below. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group of directors with diverse and relevant experience that can best perpetuate our success and represent stockholder interests through sound judgment.

The Nominating and Corporate Governance Committee may seek the input of other members of the Board or management in identifying candidates who meet the criteria outlined above. In addition, the Nominating and Corporate Governance Committee may use the services of consultants or a search firm. The Nominating and Corporate Governance Committee will consider recommendations by our stockholders of qualified director candidates for possible nomination by the Board. Stockholders may recommend qualified director candidates by writing to our Corporate Secretary at the Company’s principal office of the Company, currently located at 2999 N.E. 191st Street, Suite 610, Aventura, Florida 33180. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Nominating and Corporate Governance Committee may conduct interviews with the candidate or request additional information from the candidate. The Nominating and Corporate Governance Committee uses the same process for evaluating all candidates for nomination by the Board, including those recommended by stockholders.

Stockholder Nominations

Our Amended and Restated Bylaws also permit persons to be nominated as directors directly by stockholders if certain timing, information and other requirements are met.

For a stockholder to properly nominate a person as a candidate for director before any stockholders’ meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Nominating Notice”). The deadline to nominate a person as a candidate for director before an annual stockholders’ meeting is: (a) not less than 90 calendar days nor more than 120 calendar days in advance of the first anniversary of the date that our proxy statement was first made publicly available to stockholders (the “Last Year Proxy Date”), or (b) in the event that the annual meeting of stockholders is called for a date that is more than 30 calendar days before or more than 60 days after the first anniversary of the Last Year Proxy Date, or if we did not hold an annual meeting (or special meeting in lieu of an annual meeting) in the preceding calendar year, then the deadline would be the later of (i) the 90th calendar day prior to such annual meeting and (ii) the 10th calendar day following the day on which public disclosure of the date of such stockholders’ meeting was first made.

As to each person whom the stockholder giving notice proposes to nominate as a director, the Nominating Notice must include certain information, including a description in reasonable detail of any direct or indirect interest of such proposed director nominee or nominees that is or may reasonably be considered to be competitive or in conflict with us, which information may result in the disqualification of such proposed director nominee or nominees. The Nominating Notice must also provide, with respect to each proposed director nominee, that a proposed director nominee: (a) make specified written representations and undertakings; (b) deliver a completed questionnaire provided by us; (c) submit to an interview; and (d) consent to a background screening, as well as other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Exchange Act, and the rules and regulations thereunder.

Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than August 8, 2027. If the annual meeting is called for a date that is more than 30 calendar days from the previous year’s annual meeting, then notice must be provided by the later of (a) 60 calendar days prior to the date of the annual meeting or (b) 10 calendar days following the day on which public announcement of the date of the annual meeting is first made.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Bylaws which can be found as an exhibit to our Annual Report.

Qualifications of Directors and Nominees

When evaluating potential director nominees, the Nominating and Corporate Governance Committee considers each individual’s professional expertise and educational background in addition to the individual’s general qualifications. The Nominating and Corporate Governance Committee works with the Board to determine the appropriate mix of backgrounds and experiences in order to establish and maintain a Board that is strong in its collective knowledge and that can fulfill its responsibilities and oversee our business consistent with its fiduciary duty to stockholders.

The Nominating and Corporate Governance Committee communicates with the Board to identify backgrounds, qualifications, professional experiences, and areas of expertise that impact our business that are particularly desirable for our directors to possess in order to help meet specific Board needs, including:

•
Public company board and corporate governance experience, which provides directors a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency and accountability for management and the Board;
•
Stockholder alignment, which helps to ensure the Board acts in the best interests of our stockholders;

•
Operating experience as current or former executives, which gives directors specific insight, and expertise that will foster active participation in the development of our business strategy and provide the appropriate tools for overseeing the implementation of our operating plan;
•
Industry knowledge, especially in our key markets of mobile devices, gaming, VR/AR and automotive, which is vital in understanding and reviewing our strategy;
•
Executive leadership experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;
•
Accounting and financial expertise, which enables directors to analyze our financial statements and oversee our accounting and financial reporting processes; and
•
Technology licensing and IP monetization experience, which is an important component of our business.

The following table highlights each director’s or director nominee’s specific skills, knowledge and experience. A particular director may possess other skills, knowledge or experience even though they are not indicated below.

Director	Industry	Operating	Leadership	Accounting and Financial	Public Company Board/Corporate Governance	Technology Licensing and IP Monetization
William C. Martin	✓	✓	✓	✓	✓	✓
Elias Nader	✓	✓	✓	✓	✓	✓
Eric Singer	✓	✓	✓	✓	✓	✓
Frederick Wasch	✓	✓	✓	✓	✓	✓
Emily S. Hoffman	✓	✓	✓	✓	✓

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership. Diversity is important because a variety of perspectives contribute to a more effective decision-making process.

Nominees for Director

Our Board’s nominees for election at the FY 2026 Annual Meeting are William Martin, Elias Nader, Eric Singer, Frederick Wasch and Emily Hoffman. If elected, these nominees will hold office until the Annual Meeting of Stockholders for the fiscal year ending April 30, 2027 and until such person’s successor is elected and qualified.

We have no reason to believe that the nominees listed above will be unable or unwilling to serve if elected. However, if any of these nominees should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors. The Board believes that the nominees’ qualifications, skills and experiences would contribute to an effective and well-functioning Board.

Included in each nominee’s biography below is an assessment of his or her specific qualifications, attributes, skills, and experience based on the qualifications described above.

There are no family relationships between the nominees, any directors, or any of our executive officers.

Nominees for Directors – To Be Elected for a Term Expiring at the Annual Meeting of Stockholders for the fiscal year ending April 30, 2027

William C. Martin

Director since: 2019

Age: 48

Professional Experience: Mr. Martin joined Immersion’s board in August 2019 and has served as our Chief Strategy Officer since December 2021. Mr. Martin has extensive experience as a board member, investor, and entrepreneur. Since 2024, he has served as Chairman of the board of Barnes & Noble Education, Inc. (NYSE: BNED), one of the largest contract operators of physical and virtual bookstores for college and university campuses and K-12 institutions across the United States. He previously ran a private investment fund for Raging Capital Management from 2006 to 2020. As an entrepreneur, he co-founded a number of financial information companies, including Raging Bull in 1997 and InsiderScore in 2004. Mr. Martin has served on numerous public company boards, including nine years on the board of Bankrate, Inc., a consumer finance company, which was acquired in 2009; the board of Salary.com, Inc., a compensation data and software company, which was acquired in 2010; and the board of Vitesse Semiconductor Corp., a semiconductor company, which was acquired in 2015. Mr. Martin also manages his personal family office, Raging Capital Ventures.

Director Qualifications: Mr. Martin’s extensive experience and successful track record as an investor, entrepreneur and public company director enables him to provide the Board and management with valuable perspectives on our operations, capital allocation strategies and other corporate strategies to maximize stockholder value. Mr. Martin has a long track record of investing in publicly traded companies and actively engaging in certain investments. As a result, Mr. Martin brings the perspective of a stockholder to our Board that is critical in creating and implementing strategies that increase stockholder value.

Elias Nader

Director since: 2022 and Lead Independent Director since January 2023

Age: 62

Education: Mr. Nader has a Bachelor of Science Degree in Accounting, a Bachelor of Arts Degree in Economics and an MBA in International Business from San Jose State University.

Professional Experience: Mr. Nader has served as the Chief Financial Officer and Senior Vice President of Finance of QuickLogic Corporation (Nasdaq: QUIK), a publicly traded fabless semiconductor company, since February 2023. Prior to that, Mr. Nader served as Chief Financial Officer and Senior Vice President of Pixelworks, Inc. (Nasdaq: PXLW), a publicly traded video processing semiconductor company, from September 2019 to January 2023. Prior to that, Mr. Nader served as the Interim President and Chief Executive Officer of Sigma Designs, Inc., a publicly traded semiconductor company that designed solutions for home connectivity, IPTV, HDTV and media processors, from January 2018 to

September 2019, and as Sigma’s Chief Financial Officer from April 2014 to January 2023. Mr. Nader served as a director of Barnes & Noble Education, Inc. (NYSE: BNED), one of the largest contract operators of physical and virtual bookstores for college and university campuses and K-12 institutions across the United States from June 2024 to March 2026.

Director Qualifications: Mr. Nader’s extensive financial and management experience with publicly traded companies that are similarly situated to us enables him to contribute significantly to our Board in the areas of finance and accounting.

Eric Singer

Director since: 2020, Executive Chairman from August 2020 to January 2023, and Chairman of the Board since January 2023

Age: 52

Education: Mr. Singer has a B.A. from Brandeis University.

Professional Experience: Mr. Singer has served as a member of our Board since March 2020, as our Executive Chairman from August 2020 to January 2023, and as our Chairman of the Board and Chief Executive Officer since January 2023. Since 2024, Mr. Singer has served as a director of Barnes & Noble Education, Inc. (NYSE: BNED), one of the largest contract operators of physical and virtual bookstores for college and university campuses and K-12 institutions across the United States. Since December 2023, Mr. Singer has served as a director of Universal Electronics, a global leader in wireless universal control solutions for home entertainment and smart home devices. Since July 2019, Mr. Singer has served as a director of A10 Networks, Inc. (NYSE: ATEN), an application controller and firewall cloud security company, and has served as its lead independent director since September 2021. Mr. Singer was a founder and Managing Member of VIEX Capital Advisors, a securities investment firm. In addition to a long track record as a successful investor in technology companies, Mr. Singer has substantial experience serving on public boards and in assisting them in creating and expanding shareholder value. Mr. Singer previously served on the boards of directors of numerous public companies.

Director Qualifications: Mr. Singer has specific attributes that qualify him to serve as a member of our Board, including his extensive financial and operating experience and knowledge of the technology industry gained through his service on numerous public company boards. Mr. Singer also managed VIEX Capital Advisors, which was previously one of our largest stockholders and has a long track record of investing in publicly traded companies and actively engaging with certain investments. As a result, Mr. Singer brings the perspective of a stockholder to our Board that is critical in creating and implementing strategies that increase stockholder value.

Frederick Wasch

Director since: 2021

Age: 55

Education: Mr. Wasch has a B.A. from Princeton University and an MBA from Columbia Business School.

Professional Experience: Mr. Wasch has more than 25 years of experience in organizational development, executive leadership, and finance. He currently serves as a Managing Director of A.W. Jones Advisors LLC, a registered investment adviser, and as a Partner of A.W. Jones FTLS, LLC. In these roles, he is involved in managing private equity investments and advisory relationships across co-investments, secondaries, and structured opportunities. In 2020, Mr. Wasch co-founded Energy Transition Capital, a renewable energy private equity firm where he currently serves as an Advisor. From April 2011 through September 2024, Mr. Wasch served as Managing Partner, Chief Financial Officer, Chief Operating Officer, and Chief Compliance Officer of Raging Capital Management, LLC, a long/short equity hedge fund with a peak AUM of over $900MM where he led the firm’s financial, operational, compliance, and organizational functions. He is active in the alternatives COO/CFO community and is a regular speaker at industry conferences and events. Earlier in his career, Mr. Wasch co-founded CallStreet, a corporate events calendar and transcript business, where he led fundraising efforts, built and maintained the company’s accounting, tax and audit controls, and spearheaded new business development opportunities. The founders successfully sold the company in the mid-2000s to FactSet Research Systems, Inc. Mr. Wasch started his career in the venture capital group at Hambrecht & Quist, where he focused on companies in software, communications, and the Internet. He was active in sourcing, evaluating, and executing on new investment opportunities and served on the boards of several portfolio companies in the enterprise software and hardware industries.

Director Qualifications: Mr. Wasch brings to the Board more than 25 years of experience in organizational development, executive leadership, and finance, which enables him to contribute significantly to our Board in the areas of finance, accounting, and business operations.

Emily S. Hoffman

Director since: 2023

Age: 48

Education: Ms. Hoffman has a B.S. in Engineering from Cornell University and an MBA from Harvard Business School.

Professional Experience: Ms. Hoffman is a strategic and experienced General Manager and Marketer having worked at several multinational companies, including Covetrus, Nestle, BlackRock, and Johnson & Johnson. Since 2024, she has served as a director of Barnes & Noble Education, Inc. (NYSE: BNED), one of the largest contract operators of physical and virtual bookstores for college and university campuses and K-12 institutions across the United States. Ms. Hoffman currently serves as Chief Marketing Officer for eCornell, Cornell University’s professional education unit. Ms. Hoffman has a proven track record of driving financial, operational and strategic results across complex B2C and B2B portfolios in highly regulated industries in the U.S. and internationally.

Director Qualifications: Ms. Hoffman brings to the Board years of experience delivering financial (P&L), operational, and strategic results across a diverse set of industries including Education, Healthcare, Consumer Products, Food, eCommerce and Financial Services. Ms. Hoffman brings significant management experience leading and expanding businesses both in the U.S. and internationally.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. MARTIN, NADER, SINGER AND WASCH AND MS. HOFFMAN AS DIRECTORS.

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to directors for Board, committee and committee chair services. Directors who also serve as our employees do not receive cash fees for services as directors, but remain eligible to receive equity awards as discussed below.

FY 2026 Annual Compensation

Cash Compensation

Our policy is that non-employee directors each receive annual cash compensation of $75,000, paid in quarterly installments on or before the date of each quarterly Board meeting, with no additional fees paid for service as a Board committee chairperson or member of a Board committee. Fees for partial year service are pro-rated. Directors are entitled to reimbursement of reasonable travel expenses (as set forth in the Company’s Travel and Expense Reimbursement Policy) they incur in connection with attending Board and committee meetings.

Equity Compensation

Upon the commencement of each director’s service on the Board and at each annual stockholder meeting thereafter (if they serve on the Board at such time), each director receives an annual grant of restricted stock awards (“RSAs”) having a value equal to $125,000 on the date of the annual stockholder meeting, 100% of which vests on the earlier of the next annual meeting of stockholders or the one-year anniversary of the annual meeting for which such grants are made, subject to acceleration in full upon a change of control of the Company; provided that if a director commences services between the annual stockholder meetings, the director shall receive a prorated initial equity grant based on the number of days before the next annual stockholder meeting (assuming the next annual meeting is held on the same calendar day as the prior year’s annual meeting). Historically, we have also made such annual RSA grants to employee directors in connection with such employees’ service on the Board and in the future, we may make such grants to employee directors.

In accordance with such policies, on April 6, 2026, the date of our FY 2025 Annual Meeting, each of Messrs. Wasch and Nader and Ms. Hoffman was granted an RSA for the number of shares underlying such award determined by dividing $125,000 by the closing price of our common stock on April 6, 2026.

FY 2026 Director Compensation Table

The following table sets forth our director compensation for each director who served as a director during the fiscal year ended April 30, 2026 (in dollars). The equity compensation paid to Mr. Singer, our current President, Chief Executive Officer and Chairman of the Board, and Mr. Martin, our Chief Strategy

Officer, in connection with their service as directors, are presented below in “Executive Compensation—FY 2025 and FY 2026 Summary Compensation Table” and the related equity tables.

	Fiscal Year Ended April 30, 2026

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Frederick Wasch	$75,000	$125,000	—	$200,000
Elias Nader	$75,000	$125,000	—	$200,000
Emily S. Hoffman	$75,000	$125,000	—	$200,000

(1)
On April 6, 2026, Messrs. Wasch and Nader and Ms. Hoffman were each granted RSAs covering 21,815 shares of our common stock. The RSA grants will vest on the date of the FY 2026 Annual Meeting.

Director Stock Ownership Guidelines

We have established stock ownership guidelines to further align our non-employee directors’ interests with those of our stockholders. The guidelines require each non-employee director to acquire and hold shares of our common stock equal in value to three times the non-employee directors’ annual cash retainer. Each non-employee director must meet such requirement prior to the five-year anniversary of the date he or she joins the Board. Messrs. Singer and Martin are also subject to stock ownership guidelines.

Stock-Based Compensation

We use stock-based awards to reward long-term performance and incentivize future performance of our executive officers and other employees and service providers. We believe that providing a meaningful portion of the total compensation package in the form of stock-based awards aligns the incentives of our executive officers with the interests of our stockholders and motivates and helps retain our executive officers and other personnel. Stock-based awards are awarded under the 2021 Equity Incentive Plan.

CORPORATE GOVERNANCE

We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust. The Board of Directors has established Corporate Governance Principles which provide a framework for our effective governance. The principles address matters such as the director responsibilities, director qualifications, determination of director independence, Board committee structure, Chief Executive Officer performance evaluation and management succession. The Board regularly reviews developments in corporate governance and updates the Corporate Governance Principles and other governance materials as it deems necessary and appropriate.

The corporate governance section of our website makes available our corporate governance materials, including the Corporate Governance Principles, our Stock Ownership Policy, the charters for each Board committee and our Code of Business Conduct and Ethics. These documents are available on our website at immersion.com/investor-relations/corporate-governance.

Board Leadership Structure

Our Board has determined that having Mr. Singer serve as our President, Chief Executive Officer and Chairman of the Board is in our best interests and those of our stockholders.

Since joining our Board in 2020, Mr. Singer has played the primary role in our Company’s transformation, new cost structure, capital allocation strategy (in combination with Mr. Martin’s efforts as Chief Strategy Officer), active management of the business and his initiation and leadership role in the litigation efforts to enforce the Company’s intellectual property. Further, Mr. Singer’s skillset, including his prior public company leadership roles, experience with shareholders and potential hostile shareholders, deep domain expertise with capital markets and investor relations, strategic matters and capital allocation, will be instrumental in continuing to execute on our Company’s strategy. In addition, given the size of the Company, Mr. Singer fulfills numerous roles in addition to his management responsibilities (such as sales, marketing and corporate development).

Messrs. Singer and Martin also bring a unique stockholder perspective to our Board. We believe their experience as investors, and in some instances, actively engaging with companies in which they had invested, brings a unique and valuable stockholder perspective to our Board and our leadership structure. This perspective is critically important when the Board makes decisions regarding our corporate strategy, our operations, compensation decisions and structure and a variety of other critical decisions made by our Board.

On January 3, 2023, Elias Nader became our lead independent director. The lead independent director may communicate with our Chief Executive Officer, disseminate information to the rest of the Board in a timely manner, raise issues with management on behalf of the outside directors when appropriate, and facilitate communications between management and the outside directors. In addition, the lead independent director may have other responsibilities, including calling meetings of outside directors when necessary and appropriate, being available, when appropriate, for consultation and direct communication with our stockholders, building a productive relationship between the Board and the Chief Executive Officer, ensuring the Board fulfills its oversight responsibilities in our strategy, risk oversight and succession planning, and performing such other duties as the Board may from time to time designate.

Independence of Directors

In accordance with the standards for independence set forth in the rules of The Nasdaq Stock Market, our Board has determined that, other than our employee directors, each of the members of our Board has no relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The non-employee directors, Messrs. Nader and Wasch and Ms. Hoffman, are all considered “independent” in accordance with the applicable rules of The Nasdaq Stock Market. Mr. Singer and Mr. Martin are executive officers of the Company and therefore are not independent.

Risk Management

Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities for us and our stockholders. Consistent with our Board leadership structure, our Chief Executive Officer and other members of our executive team are responsible for the day-to-day management of risk, while our Board is responsible for ensuring that we have an appropriate culture of risk management, set the right “tone at the top,” oversee our aggregate risk profile and assist management in addressing specific risks. Between Board meetings our Chief Executive Officer provides regular updates to the Board on emerging risks and the Company’s response, facilitating continuous Board engagement.

Our Board exercises its oversight responsibility for risk both directly and through its standing committees. Strategic, operational and competitive risks also are presented and discussed at our Board’s quarterly meetings, and more often as needed. On at least an annual basis, our Board conducts a review of our long-term strategic plans and members of our executive team report on our top risks and the steps management has taken or will take to mitigate these risks. On a regular basis between Board meetings, our Chief Executive Officer provides updates to the Board on the critical issues we face and recent developments in our principal markets.

Risk Management
• Our Board oversees risk management.
• Our Board and standing committees spend a portion of their time reviewing and discussing specific risk topics.
• Company management is charged with managing risk through internal processes and controls.

Our Audit Committee is responsible for reviewing our risk management framework and programs, as well as the framework by which management discusses our risk profile and risk exposures with our full Board and its committees. Our Audit Committee meets regularly with our Chief Financial Officer, our independent auditor, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, key operational risks, cybersecurity risk and our risk management framework and programs. Other responsibilities include at least annually reviewing the implementation and effectiveness of our compliance and ethics program and our business continuity plan and test results. Our Audit Committee meets regularly in separate executive sessions with the independent auditor, as well as with Audit Committee members only, to facilitate a full and candid discussion of risk and other issues.

Our Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. Our Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee benefit plans.

Our Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, director independence, and our corporate governance profile and ratings. Our Nominating and Corporate Governance Committee also is actively engaged in overseeing risks associated with succession planning for our Board and management.

Our Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of management. Each year, the Nominating and Corporate Governance Committee meets with our executives to discuss management succession planning and to address potential vacancies in senior leadership. The Nominating and Corporate Governance Committee also annually reviews with the Board succession planning for our Chief Executive Officer. In addition to executive and management succession, the Nominating and Corporate Governance Committee regularly oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, experience, tenure, and diversity that promote and support our long-term strategy. In doing so, the Nominating and Corporate Governance Committee takes into consideration the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director candidate qualifications. Individuals identified by the Nominating and Corporate Governance Committee as qualified to become directors are then recommended to the Board for nomination or election.

Company Policies

Our Board has adopted several policies governing directors, employees, and/or officers: (i) the Code of Business Conduct and Ethics that outlines the principles of legal and ethical business conduct; (ii) the Stock Ownership Policy, which requires our executives and non-employee directors to have a direct ownership in Immersion’s common stock; (iii) the Insider Trading Policy, which outlines the procedures and guidelines governing securities trades by our employees; (iv) the Immersion Environmental and Social Policy; and (v) the Immersion Dodd-Frank Clawback Policy, each of which the Board reviews on a periodic basis.

The Code of Business Conduct and Ethics is applicable to all of our directors, employees, and officers and is available on our website at immersion.com/investor-relations/corporate-governance. Any substantive amendment or waiver of this policy may be made only by our Board upon a recommendation of the Audit Committee and, as required by applicable SEC rules, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K by disclosing such information on our website.

The Stock Ownership Policy is applicable to our executives and non-employee directors and is available on our website at immersion.com/investor-relations/corporate-governance. This policy requires that these individuals hold stock equal in value to, in the case of our CEO and non-employee directors, three times, and our other executives, one times, the amount of their annual cash retainer/base salary. This is calculated once a year and there is a five-year period in which to comply. If it is determined that a particular person does not comply with the policy, the individual will be notified and will be required to retain 50% of the net shares received as a result of any exercise, vesting or payment of any equity awards until he or she becomes compliant.

The Insider Trading Policy applies to all of our current and former employees, directors, independent contractors, agents and consultants. The Insider Trading Policy prohibits short sales, the buying or selling of puts, calls or other derivative or similar securities of the Company or engaging in any other hedging transaction, using the Company’s securities as collateral in a margin account, or pledging the Company’s securities as collateral for a loan (or modifying an existing pledge). We believe that the Insider Trading Policy is reasonably designed to promote compliance with applicable U.S. federal securities laws, rules and regulations, as well as Nasdaq listing standards applicable to the Company, relating to insider trading. In addition, with regard to our trading in our own securities, it is our policy to comply with applicable federal securities laws and Nasdaq listing requirements.

In connection with the SEC’s and Nasdaq’s recently approved rules requiring adoption of a clawback policy applicable to incentive-based compensation for Section 16 officers of listed companies, the Company has adopted the Immersion Dodd-Frank Clawback Policy. Under such policy, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Company will recoup any erroneously awarded incentive-based compensation from the Company’s current and former executive officers. Further, our Executive Incentive Plan provides the Company with the authority to require repayment of annual cash incentive awards in instances of fraudulent activity and/or misstated financials or otherwise inaccurate financial reporting.

Policies and Practices Related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information

Neither the Board nor the Compensation Committee takes material nonpublic information into account when determining the timing or terms of equity awards, including with respect to options, nor do we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Although we do not have a formal policy with respect to the timing of our equity award grants, we have generally granted such awards once a year to directors and executive officers and equity awards may be granted at other times during the year to newly hired or promoted employees, and in other special circumstances. In the fiscal year ended April 30, 2026, we did not grant any stock options, stock appreciation rights, or similar option-like instruments.

Communications by Stockholders with Directors

Stockholders may communicate with any and all directors by transmitting correspondence by mail, facsimile, or e-mail, addressed as follows: Board or individual director, c/o Corporate Secretary, Immersion Corporation, 2999 N.E. 191st Street, Suite 610, Aventura, FL 33180; Fax: (408) 467-1901; E-mail Address: corporate.secretary@immersion.com. Our Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s). The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Board Meetings and Committees of the Board

Attendance at Board, Committee and Annual Stockholder Meetings

Our Board and its committees meet throughout the year, hold special meetings as needed, and act by written consent from time to time. The Board met 8 times during the fiscal year ended April 30, 2026. Each director attended at least 75% of the meetings of the Board and of any committees of the Board on which he or she serves or served. The total number of meetings held by each committee is set forth below under “Committees of the Board.”

We make every effort to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors, taking into account the directors’ schedules. All directors are encouraged to attend the annual meeting of stockholders. Three of our then-current directors and director nominees attended the FY 2025 Annual Meeting. Two of our then-current directors and director nominees were unable to attend the FY 2025 Annual Meeting due to technical issues.

Executive Sessions of the Board

The non-executive members of our Board and all committees of our Board regularly meet in executive session without management present at each regularly scheduled Board and committee meeting.

Committees of the Board

The Board has a separately-designated standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

The Board has also adopted a written charter for each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each written charter is available on our website at immersion.com/investor-relations/corporate-governance.

In each case, our Board has delegated the responsibilities set forth below to the respective committee; however, our Board may from time to time, perform the duties itself.

The table below provides current membership (M) and chairmanship (C) information for the following standing committees.

Name	Audit	Compensation	Nominating and Corporate Governance

Eric Singer
William C. Martin
Frederick Wasch	M		C
Elias Nader	C	C	M
Emily S. Hoffman	M	M	M

Audit Committee and Audit Committee Financial Expert

Members:	Elias Nader (Chairman) Frederick Wasch Emily S. Hoffman
Number of Meetings in Fiscal Year 2026:	5
Independence:

Our Board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of The Nasdaq Stock Market and the SEC for Audit Committee membership.

Financial Expert:

Our Board has determined that all members of the Audit Committee possess the level of financial literacy required by applicable Nasdaq Stock Market and SEC rules and that in accordance with section 407 of the Sarbanes-Oxley Act of 2002, at least one member of the Audit Committee, Mr. Nader, is an “audit committee financial expert,” as defined in the rules of the SEC.

Responsibilities:

Our Audit Committee provides assistance to our Board in various matters, including fulfilling its responsibilities with respect to the following:

•
retaining, overseeing, compensating, communicating with, determining the independence of, and, if necessary, terminating and replacing our independent registered public accounting firm;
•
reviewing the scope of audit and pre-approving permissible non-audit services by our independent registered public accounting firm;
•
reviewing the accounting principles and auditing practices and procedures to be used for our financial statements and related disclosures;
•
preparing the audit committee report to be included in our annual proxy statement as required by the SEC;
•
overseeing cybersecurity initiatives;
•
overseeing procedures for the treatment of complaints on accounting, internal controls, or audit matters;
•
reviewing the results of the audits of our financial statements;
•
reviewing risk management framework and programs; and
•
reviewing related party transactions.

Compensation Committee
Members:	Elias Nader (Chairman) Emily S. Hoffman
Number of Meetings in Fiscal Year 2026:	3
Independence:

Our Board has determined that each member of the Compensation Committee meets the independence criteria set forth in the applicable Nasdaq Stock Market rules as a “non-employee director,” as defined in Rule 16b-3 under Section 16 of the Exchange Act.

Responsibilities:

Our Compensation Committee provides assistance to our Board in various matters, including with respect to the following:

•
overseeing our general compensation structure, policies and programs, and assessing whether our compensation structure establishes appropriate incentives for management and employees and properly aligning executive compensation with stockholder interests and business performance;
•
making recommendations to the Board with respect to and administration of our equity-based compensation plans, including our equity incentive plans and employee stock purchase plan;
•
reviewing and approving compensation packages for our executive officers;
•
reviewing and approving employment and retention agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements; and
•
reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board.

Other than the delegation to the Chief Executive Officer of the authority to grant awards under certain equity plans pursuant to guidelines set by the Board, our Compensation Committee has not delegated any of its duties under its charter. The Compensation Committee may, however, from time to time, delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee.

Nominating and Corporate Governance Committee
Members:	Frederick Wasch (Chairman) Elias Nader Emily S. Hoffman
Number of Meetings in Fiscal Year 2026:	1
Independence:	Our Board has determined that each member of the Nominating and Corporate Governance Committee meets the criteria for independent Board members set forth in the applicable Nasdaq Stock Market rules.
Responsibilities:

Our Nominating and Corporate Governance Committee provides assistance to our Board in various matters, including fulfilling its responsibilities with respect to the following:

•
identifying, evaluating, recruiting, and recommending candidates for Board positions to our Board and recommending to our Board policies on Board and committee composition and criteria for Board membership;
•
making recommendations for director candidates (i) proposed by the Company’s Chief Executive Officer and by any director and (ii) recommended by a stockholder pursuant to procedures adopted by the Committee and disclosed in this proxy statement for the FY 2026 Annual Meeting;
•
recommending to our Board, and reviewing on a periodic basis, our succession plan, including policies and principles for selection and succession of the Chief Executive Officer in the event of an emergency or the resignation or retirement of our Chief Executive Officer;
•
reviewing the independence of each director;
•
periodically reviewing policies and the compliance of senior executives with respect to these policies;
•
reviewing our compliance with corporate governance listing requirements of The Nasdaq Stock Market; and
•
assisting our Board in developing criteria for the annual evaluation of our Chief Executive Officer, director and committee performance.

Compensation Committee Processes and Procedures

Role of Compensation Committee

The Compensation Committee reviews and recommends to the Board for approval all compensation programs (including equity compensation) applicable to our named executive officers and directors, our overall strategy for employee compensation, and the specific compensation of our Chief Executive Officer.

The Compensation Committee approves the compensation of all other executive officers. The Compensation Committee has the sole authority to select and retain consultants, consulting firms, legal counsel, accounting and other advisers, as it deems appropriate.

Role of Chief Executive Officer and Executive Chairman in Compensation Decisions

While the Compensation Committee determines our overall compensation philosophy, our Board sets the compensation for our Chief Executive Officer. Our Chief Executive Officer also provides our Board and the Compensation Committee with his perspective on the performance of our named executive officers as part of the determination of the individual portion payable under the executive incentive plans (as described below) and the annual personnel review as well as a self-assessment of his own performance.

Our Chief Executive Officer is also a current member of our Board of Directors but is not present during discussions by the Compensation Committee or our Board relating to his own compensation. The determination of Mr. Singer’s compensation as President, Chief Executive Officer and Chairman of the Board is made by the independent members of the Board, led by the Lead Independent Director, Mr. Nader. Mr. Singer recuses himself from all discussions and votes regarding his own compensation. This process ensures that Mr. Singer’s compensation is determined through robust independent deliberation, notwithstanding his role as Chairman. In evaluating Mr. Singer’s compensation, the Board considers the totality of his responsibilities, including without limitation managing day-to-day operations, setting strategic direction, and leading the Board, and the value created through his unified leadership of these functions. Our Chief Executive Officer recommends to the Compensation Committee specific compensation amounts for named executive officers other than himself, and the Compensation Committee considers those recommendations and other information, including industry trends, when making its compensation decisions. Our Chief Executive Officer and members of our management team regularly attend portions of the Compensation Committee’s meetings to provide perspectives on the competitive landscape and the needs of the business, information regarding our performance, and technical advice. Members of the Compensation Committee also participate in our Board’s annual review of the Chief Executive Officer’s performance and its setting of annual performance goals, in each case led by our lead independent director.

RELATED PERSON TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of any related party transactions. Review of any related party transaction would include reviewing each such transaction for potential conflicts of interests and other improprieties. Except as described in “Director Compensation” above and in “Executive Compensation” below, since May 1, 2024, there has not been, nor is there currently proposed, any transaction or series of similar transactions, to which we are or were a party, in which the amount involved exceeds the lesser of $120,000 or 1% of the average total assets of the Company and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any of the immediate family members of such persons, had or will have a direct or indirect material interest.

In addition to indemnification provisions in our Bylaws, we have entered into agreements to indemnify our directors and executive officers. These agreements provide for indemnification of our directors and executive officers for certain types of expenses, including attorney’s fees, judgments, fines, and settlement amounts incurred by persons in any action or proceeding, including any action by us or in our right, arising out of their services as our director or executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Interest of Certain Persons in Matters to Be Acted Upon

No person who has served as an officer or director of the Company since May 1, 2024, nor any director nominee, and no associate of such a person, has any substantial interest in the matters to be acted upon at the FY 2026 Annual Meeting, other than (i) as a result of his or her role as an officer or director of the Company, or (ii) in his or her role as a shareholder in proportion to his or her percentage shareholding.

Ownership of Our Equity Securities

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Immersion Corporation common stock by each director, each director nominee and each individual named in the FY 2026 Summary Compensation Table on Page 28 and our directors, director nominees and executive officers as a group, all as of August 13, 2026. Unless otherwise noted, voting power and investment power in Immersion Corporation common stock are held solely by the named person. The address of each of the individuals named below is c/o Immersion Corporation, 2999 N.E. 191st Street, Suite 610, Aventura, FL 33180.

Name	Aggregate Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock**
Eric Singer(1)	1,826,961	5.5%
William C. Martin(2)	1,423,164	4.3%
Elias Nader(3)	68,323	*
Frederick Wasch(4)	87,913	*
Emily S. Hoffman(5)	97,100	*
J. Michael Dodson(6)	34,233	*
All directors, director nominees and executive officers as a group (6 persons)	3,537,694	10.6%

* Less than 1% of issued and outstanding shares of Immersion Corporation common stock.

** Based on 33,193,401 issued and outstanding shares of Immersion Corporation common stock as of August 13, 2026.

(1)
Represents (a) 1,751,961 shares of common stock and (b) 75,000 shares of common stock issuable upon vesting of restricted stock units within 60 days of August 13, 2026 and excludes 375,000 restricted stock units subject to time-based vesting requirements.
(2)
Represents 1,423,164 shares of common stock.
(3)
Represents 68,323 shares of common stock.
(4)
Represents 87,913 shares of common stock.
(5)
Represents 97,100 shares of common stock.
(6)
Represents 34,233 shares of common stock.

Principal Stockholders

Set forth in the table below is information about the number of shares held by persons we know to be the beneficial owners of more than 5% of the issued and outstanding Immersion Corporation common stock as of August 13, 2026. Unless otherwise noted, to our knowledge, voting power and investment power in Immersion Corporation common stock are held solely by the named entity.

Name and Address	Aggregate Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock*	Additional Information
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	2,232,719	6.7%

Based solely on a Schedule 13G filed

 with the SEC on January 26, 2024, BlackRock, Inc. has sole voting power with respect to 2,189,853 shares and sole disposition power with respect to 2,232,719 shares.

Irrevocable Larson Family Investment Trust 3608 Lexington Ave Dallas, Texas 75205	2,350,000	7.1%	Based solely on a Schedule 13D/A filed with the SEC on December 8, 2025, Irrevocable Larson Family Investment Trust has sole voting power and disposition power with respect to 2,350,000 shares.

* Based on 33,193,401 issued and outstanding shares of Immersion common stock as of August 13, 2026.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of our common stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements for the fiscal year ending April 30, 2026.

EXECUTIVE COMPENSATION

Executive Officers

This section includes biographical information for our executive officers for the fiscal year ended April 30, 2026, other than Mr. Singer and Mr. Martin.

Name	Age	Positions	Officer Since
Eric Singer	52	President, Chief Executive Officer and Chairman of the Board	2020
J. Michael Dodson	65	Chief Financial Officer	2023
William C. Martin	48	Chief Strategy Officer	2021

J. Michael Dodson

Age: 65

Education: Mr. Dodson holds a B.B.A. degree with dual majors in Accounting and Information Systems Analysis and Design from the University of Wisconsin-Madison.

Professional Experience: Mr. Dodson currently serves as the Chief Financial Officer for Immersion Corporation, joining the Company in June 2023. Prior to Immersion, Mr. Dodson served as the Chief Financial Officer of Quantum Corporation (“Quantum”), a data storage and management company, from May 2018 through January 2023. He also served as the interim Chief Executive Officer of Quantum from May 2018 to June 2018, a position he held until a full-time Chief Executive Officer was appointed. From August 2017 to May 2018, Mr. Dodson served as the Chief Financial Officer of Greenwave Systems (“Greenwave”), a software-defined network solutions provider. Prior to joining Greenwave, Mr. Dodson served as the Chief Operating Officer and Chief Financial Officer at Mattson Technology, Inc. (“Mattson”), a semiconductor equipment manufacturer and supplier, from 2012 to 2017. He joined Mattson as Executive Vice President, Chief Financial Officer and Secretary in 2011. Prior to joining Mattson, Mr. Dodson served as Chief Financial Officer at four global public technology companies and as Chief Accounting Officer for an S&P 500 company. Mr. Dodson started his career with Ernst & Young LLP. Since August 2022, Mr. Dodson has served on the board of directors of Energous Corporation, a developer of RF-based charging for wireless power networks, including as Chair of the Audit Committee. From May 2020 to April 2021, Mr. Dodson served on the board of directors of A10 Networks, Inc., an application security company, including as Chair of the Audit Committee. From 2013 to 2020, he served on the board of directors of Sigma Designs, Inc., a provider of system-onchip solutions for the home entertainment market, including as Lead Independent Director from 2014 and Chairman of the Audit Committee from 2015. In addition, Mr. Dodson serves as a director of two private entities: a charitable organization and a privately held for-profit company.

The biographies of William C. Martin and Eric Singer are set forth under the heading “Nominees for Director” above.

FY 2026 Summary Compensation Table

Our named executive officers (“NEOs”) for the fiscal year ended April 30, 2026 were as follows:

Name	Title
Eric Singer	President, Chief Executive Officer, and Chairman of the Board
William Martin	Chief Strategy Officer
J. Michael Dodson	Chief Financial Officer

The following table sets forth information concerning compensation paid or accrued during (i) the fiscal year ended April 30, 2025 and (ii) the fiscal year ended April 30, 2026 for our executive officers, all of whom we refer to collectively as our “named executive officers.” Our named executive officers for these periods were as follows (i) Eric Singer, (ii) William C. Martin and (iii) J. Michael Dodson.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards $	Non-Equity Incentive Plan Compensation(1) ($)	All Other Compensation ($)(3)(4)	Total ($)
Eric Singer	April 2026	$1,137,880	$1,476,373	$1,923,000	—	$395,000	$134,438	$5,066,691
President, Chief Executive Officer and Chairman	April 2025	$1,015,285	$2,765,000	$4,963,000	—	$3,126,069	$443,907	$12,313,260
William C. Martin	April 2026	$350,000	$350,000	—	—	—	—	$700,000
Chief Strategy Officer	April 2025	$350,000	$350,000	$1,419,000	—	$1,050,000	$106,052	$3,275,052
J. Michael Dodson	April 2026	$343,471	—	—	—	$30,000	$4,000	$377,471
Chief Financial Officer	April 2025	$356,854	—	—	—	—	$22,667	$379,521

(1)
For Messrs. Singer and Martin, consists of bonus awards under our FY 2025 Annual Bonus Plan and FY 2026 Annual Bonus Plan, as well as discretionary performance bonuses for Messrs. Singer and Martin. Pursuant to the FY 2025 Annual Bonus Plan, Mr. Singer was eligible to earn cash bonuses of up to 400% of his base salary, and Mr. Martin was eligible to earn cash bonuses of up to 400% of his base salary. Our Compensation Committee subsequently approved discretionary bonuses, in addition to a pro-rated one-third of 100% payout of the bonus amounts to Messrs. Singer and Martin, in light of the change of the Company’s fiscal year.
(2)
The amounts in this column represent the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. See Note 12. Stock-Based Compensation in the Notes to the Consolidated Financial Statements of the Annual Report on Form 10-K for the fiscal year ended April 30, 2026 for a discussion of our assumptions in determining the FASB ASC Topic 718 values.
(3)
Consists of: (a) contributions made by the Company under the Immersion Corporation 401K Plan for Messrs. Singer and Dodson; and (b) payments of quarterly dividends.
(4)
Mr. Martin elected to receive his annual bonus in the form of shares of our common stock in FY 2025 and FY 2026. 80,428 and 42,944 shares of our common stock were issued to Mr. Martin in lieu of bonus earned during FY 2025 and FY 2026, respectively.

Narrative Description of Summary Compensation Table

In structuring the base salary for Mr. Singer, the Compensation Committee considers Mr. Singer’s primary role in our transformation, new cost structure, capital allocation strategy (in combination with Mr. Martin’s efforts as Chief Strategy Officer), active management of the business and his initiation and leadership role in our IP enforcement strategies. The Compensation Committee also considers the numerous roles Mr. Singer fulfills in addition to his management responsibilities (such as sales, marketing, corporate development and intellectual property matters) given the size of the Company. Given the Company’s lean employee structure and Mr. Singer’s importance in the day-to-day operations of the Company, the Compensation Committee believes Mr. Singer’s base salary is commensurate with the duties he performs for the Company and his importance to the Company’s continued objectives.

Our Compensation Committee approved a cash bonus plan for FY 2026 (the “FY 2026 Bonus Plan”), which was designed to align executive compensation with our performance during FY 2026. Pursuant to the FY 2026 Bonus Plan, Mr. Singer was eligible to earn cash bonuses of up to 100% of his base salary, and Mr. Martin was eligible to earn cash bonuses of up to 100% of his base salary. Unless otherwise determined by our Compensation Committee, to earn an actual award, a named executive officer must be employed by the Company through the date the bonus was paid. In addition to the FY 2026 Bonus Plan, the Compensation Committee provided separate discretionary bonuses to Mr. Singer for his extraordinary contributions. The bonuses awarded to Messrs. Singer and Martin were based on the Compensation Committee’s assessment of the following extraordinary contributions during FY 2026, which materially advanced the Company’s strategic objectives including: (i) entering into new license agreements; (ii) expanding current license agreements to include auto and gaming use cases; and (iii) expanding revenue potential for the Company and serving as strong references for additional potential licenses and renewals in a variety of industries. The Compensation Committee believes that these discretionary awards appropriately recognize contributions that create stockholder value but may not be fully captured by pre-established metrics or formula targets and also reinforce pay-for-performance principles.

The Compensation Committee believes that an emphasis on equity awards that include time-based vesting and continued employment obligations aligns the interests of executive management with our stockholders. The Compensation Committee determined to grant time-based RSUs rather than performance-based equity awards in FY 2026 because the Compensation Committee believes that given the Company’s current size, strategic priorities, and focus on growing shareholder equity, time-based vesting provides appropriate alignment with long-term stockholder interests while supporting retention. As a smaller reporting company with a lean executive team, retaining Mr. Singer’s continued services is critical to executing the Company’s IP monetization strategy and ongoing litigation matters that he personally oversees. Time-based vesting provides the retention incentive necessary to ensure leadership continuity during this strategic period. Given the inherent volatility of the Company’s revenue, which depends significantly on the timing and outcome of licensing negotiations and IP litigation, traditional performance metrics may not accurately capture management’s effectiveness. In addition, Mr. Singer’s significant stock ownership already provides meaningful alignment with stockholder interests independent of the vesting structure. The Compensation Committee will continue to evaluate the appropriate mix of time-based and performance-based awards as the Company’s business evolves.

The Compensation Committee determined to grant Mr. Singer on January 5, 2026, an equity award of 300,000 restricted stock units, 50% of which will vest on the one-year anniversary of January 2, 2026, the effective grant date, or January 2, 2027, subject to Mr. Singer’s continued employment with the Company. The remaining 50% will vest in equal quarterly installments thereafter commencing on January 2, 2027, with the initial tranche vesting on April 1, 2027. The Compensation Committee intended this award to be granted to Mr. Singer in FY 2026 and to count toward Mr. Singer’s FY 2026 compensation to align his interest with the interest of our stockholders.

When determining the compensation of Messrs. Singer and Martin, the Compensation Committee takes into account the multiple roles and responsibilities that each person takes on for the Company. As such, the Compensation Committee believes it maintains an appropriate level of compensation to retain the services of Messrs. Singer and Martin, and align their interests with those of the Company’s stockholders.

Outstanding Equity Awards at Fiscal Year-End April 30, 2026

The following table sets forth information concerning the outstanding equity awards held as of April 30, 2026 by our named executive officers:

	Stock Awards

Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested($)(4)(5)
Eric Singer	10/20/2023	75,000(1)	$459,750
	1/2/2025	75,000(2)	$459,750
	1/2/2026	300,000(3)	$1,839,000
William C. Martin	—	—	—
J. Michael Dodson	—	—	—

(1)
Represents a grant of 450,000 restricted stock. Vesting shall occur over a three-year period and in equal quarterly installments (37,500 shares) commencing on April 1, 2024, subject to the change in control and severance provisions applicable to Mr. Singer's initial equity award.
(2)
Represents the grant of 300,000 restricted stock units, 50% of which vested on the one-year anniversary of January 2, 2025, the effective grant date, or January 2, 2026, subject to Mr. Singer’s continued employment with the Issuer. The remaining 50% will vest in equal quarterly installments thereafter commencing on January 2, 2026, with the initial tranche vesting on April 1, 2026.
(3)
Represents the grant of 300,000 restricted stock units, 50% of which vested on the one-year anniversary of January 2, 2026, the effective grant date, or January 2, 2027, subject to Mr. Singer’s continued employment with the Issuer. The remaining 50% will vest in equal quarterly installments thereafter commencing on January 2, 2027, with the initial tranche vesting on April 1, 2027.

(4)
Based on the closing price of our common stock of $6.13 per share on The Nasdaq Global Market on April 30, 2026.
(5)
The amounts in this column represent the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. See Note 12. Stock-Based Compensation in the Notes to the Consolidated Financial Statements of the Annual Report on Form 10-K for the fiscal year ended April 30, 2026 for a discussion of our assumptions in determining the FASB ASC Topic 718 values.

Offer Letters and Arrangements

Mr. Eric Singer

Pursuant to an offer letter with Mr. Singer dated December 30, 2022 (the “Singer Offer Letter”), Mr. Singer was entitled to receive a base salary of $795,000, retroactive to October 1, 2022. Mr. Singer’s base salary was increased to $898,500 in 2023, increased to $1,057,000 in 2024 and increased to $1,137,888 in 2025. Additionally, in 2022, Mr. Singer received a signing bonus of $100,000 pursuant to the Singer Offer Letter. Pursuant to the Singer Offer Letter, Mr. Singer is eligible to receive an annual cash bonus pursuant to the Company’s executive bonus plan, with the actual amount of the bonus based on the achievement of performance metrics established by the Compensation Committee. Finally, the Singer Offer Letter provides that while he serves on the Board, he will remain eligible to receive a restricted stock award at each annual stockholder meeting with the same grant date value and subject to the same vesting and other terms as other directors.

In structuring the base salary for Mr. Singer, the Compensation Committee considers Mr. Singer’s primary role in our transformation, new cost structure, capital allocation strategy (in combination with Mr. Martin’s efforts as Chief Strategy Officer), active management of the business and his initiation and leadership role in our IP enforcement strategies. The Compensation Committee also considers the numerous roles Mr. Singer fulfills in addition to his management responsibilities (such as sales, marketing and corporate development) given the size of the Company. Given the Company’s lean employee structure and Mr. Singer’s importance in the day-to-day operations of the Company, the Compensation Committee believes Mr. Singer’s base salary is commensurate with the duties he performs for the Company and his importance to the Company’s continued objectives.

Mr. William C. Martin

Pursuant to the Company’s arrangement with Mr. Martin, Mr. Martin is entitled to receive an annualized base salary of $350,000. In addition, Mr. Martin is eligible to receive an annual cash bonus pursuant to the Company’s executive bonus plan, with the actual amount of the bonus based on the achievement of performance metrics established by the Compensation Committee.

Mr. J. Michael Dodson

Pursuant to an offer letter, dated May 26, 2023 (the “Dodson Offer Letter”), Mr. Dodson will receive a starting annualized base salary of $350,000 and increased to $367,500 in 2024. Additionally, Mr. Dodson was entitled to receive a bonus of $50,000 paid in January 2024. Further pursuant to the Dodson Offer Letter, Mr. Dodson was granted 50,000 restricted stock units in 2023 under the Company’s 2021 Equity Incentive Plan, as amended.

Potential Payments upon Termination or Change in Control

We entered into the following agreements with each of Messrs. Singer, Martin, and Dodson that provide for severance and additional benefits in connection with termination or change in control:

Mr. Eric Singer

Pursuant to our severance arrangement with Eric Singer, our President, Chief Executive Officer, and Chairman of the Board, Mr. Singer will be entitled, in the event that his employment is involuntarily terminated either before or following a change of control, to receive: (i) a lump sum cash severance payment equal to 300% of his then effective base salary and target bonus; (ii) payments for COBRA premiums for up to 18 months, if an appropriate election is made, following his termination date; and (iii) acceleration in full of any outstanding equity awards. Payment of the foregoing benefits is conditioned upon execution of a general release of claims.

Mr. William C. Martin

Pursuant to our severance arrangement with William C. Martin, our Chief Strategy Officer, Mr. Martin will be entitled, in the event that his employment is involuntarily terminated either before or following a change of control, to receive: (i) a lump sum cash severance payment equal to 200% of his then effective base salary and target bonus; (ii) payments for COBRA premiums for up to 18 months, if an appropriate election is made, following his termination date; and (iii) acceleration in full of any outstanding equity awards. Payment of the foregoing benefits is conditioned upon execution of a general release of claims.

Mr. J. Michael Dodson

Pursuant to a severance agreement with Mr. Dodson, our Chief Financial Officer, Mr. Dodson will be entitled to the following:

•
In the event that Mr. Dodson’s employment is involuntarily terminated either on or at any time within twelve (12) months after a change of control, or within three (3) months prior to a change of control, to receive: (i) a lump sum cash severance payment equal to 100% of his then effective base salary; (ii) payments for COBRA premiums for up to twelve (12) months, if an appropriate election is made, following his termination date; and (iii) acceleration in full of any outstanding equity awards that are subject solely to time-based vesting; provided, however, that notwithstanding any contrary provision in an equity award agreement, if Mr. Dodson is entitled to accelerated vesting due to Mr. Dodson’s employment being involuntarily terminated within three (3) months prior to a change of control: (1) the portion of the equity award subject to such accelerated or credited vesting shall not be forfeited or terminated upon the termination date but shall remain outstanding until immediately prior to the change of control, (2) the accelerated vesting shall be deemed to take place immediately prior to the change of control, and (3) any options and stock appreciation rights will remain outstanding and exercisable in accordance with, and for the post-termination exercisability period set forth in, the applicable equity award agreement as if Mr. Dodson’s status as a service provider of the Company had ceased as of the change of control.
•
In the event that Mr. Dodson’s employment is involuntarily terminated either more than three (3) months prior to or twelve (12) months after a change of control, Mr. Dodson will be entitled to receive: (i) a lump sum cash severance payment equal to 100% of his then effective base salary; (ii) payments for COBRA premiums for up to six (6) months, if an appropriate election is made, following his termination date.

Additional Compensation Policies and Practices

Limited Perquisites and Other Benefits

We provide certain named executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation programs and philosophy and which benefits are generally available to all our employees.

Stock Ownership Policy

Our executive officers and non-employee directors are subject to a stock ownership policy that is available on our website at immersion.com/investor-relations/corporate-governance. See “Corporate Governance—Company Policies” above.

Impact of Accounting and Tax Requirements on Compensation

The Company considers the effects of Section 162(m) of the Internal Revenue Code, which generally disallows the tax deduction for compensation in excess of $1 million for certain covered individuals. The Compensation Committee believes that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Compensation Committee has approved salaries and other awards for executive officers that were not fully deductible because of Section 162(m) and, in light of the repeal of the performance-based compensation exception to Section 162(m), expects in the future to approve additional compensation that is not deductible for income tax purposes.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company for each of the FY 2026, FY 2025, the three-month period that began on January 1, 2024 and ended on April 30, 2024 (the “2024 Transition Period” or “2024 TP”), and the calendar year ended December 31, 2023. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for FY 2026, FY 2025, the 2024 Transition Period and the 2023 calendar year. Note that for our NEOs other than our principal executive officer (the PEO), compensation is reported as an average.

The following table sets forth information concerning the compensation of our NEOs for each of FY 2026, FY 2025, the 2024 Transition Period, and the calendar year ended December 31, 2023, and our financial performance for each such period:

	Eric Singer		Jared Smith		Francis Jose
Year(1)	Summary Compensation Table (SCT) Total for PEO	Compensation Actually Paid (CAP) to PEO(2)	SCT Total for PEO	CAP to PEO (2)	SCT Total for PEO	CAP to PEO	Average SCT Total for Non-PEO NEOs(2)	Average CAP to Non-PEO NEO (2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (TSR)	Net Income (millions)
FY 2026	$5,066,691	$4,663,188	N/A	N/A	N/A	N/A	$538,736	$533,153	$87.20	$9.21
FY 2025	$12,293,260	$12,278,509	N/A	N/A	N/A	N/A	$1,822,286	$1,682,204	$126.62	$93.58
2024 TP	$3,713,334	$2,548,608	N/A	N/A	N/A	N/A	$987,804	$317,101	$127.32	$17.78
2023	$3,902,822	$2,644,047	N/A	N/A	$173,429	$175,902	$893,408	$462,923	$123.64	$33.98

(1)
During 2023, our Chief Executive Officer (PEO) was Eric Singer beginning on January 3, 2023 and Francis Jose through January 3, 2023. The non-PEO NEOs in the 2023 reporting year were Aaron Akerman, Michael Dodson and William Martin.
(2)
In order to calculate the average compensation “actually paid” (CAP) to our NEOs, we are required under the SEC rules to subtract from the value in the summary compensation table (SCT) the grant date fair value of equity awards (reflected in columns B and D below), and add back the following (reflected in columns C and E below): (i) the year-end fair value of any equity awards in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

	SCT Total	Stock Awards Deducted	Stock Awards Added(a)	Options Deducted(b)	Options Added(b)	Total CAP
	A	B	C	D	E	A – (B + D) + (C + E)
PEO
FY 2026 (Singer)	$5,066,691	$(2,242,502)	$1,839,000	--	--	$4,663,188
FY 2025 (Singer)	$12,293,260	$4,963,000	$4,948,248	--	--	$ 12,278,509
2024 TP (Singer)	$3,713,334	$1,149,505	$(15,222)	--	--	$2,548,608
2023 (Singer)	$3,902,822	$1,537,007	$278,233	--	--	$2,644,047
2023(Jose)	$173,429	--	$2,473	--	--	$175,902
Average Non-PEO NEOs
FY 2026	$538,736	$45,417	--	--	--	$533,153
FY 2025	$1,822,286	$709,500	$569,417	--	--	$1,682,204
2024 TP	$987,804	$404,002	$(266,700)	--	--	$317,101
2023	$893,408	$641,669	$211,184	--	--	$462,923

(a)
The fair value of performance-vested RSUs granted in 2022 to Messrs. Singer and Martin included in columns (B) and (C), reflect the same fair value as of the grant date and as of December 31, 2022 because the company determined that there had been no change in the probability of achievement.
(b)
The fair value of stock options reported for CAP purposes in columns (D) and (E) is estimated using a Black-Scholes option pricing model in accordance with the SEC rules. This model uses both historical data and current market data to estimate the fair value of options and requires several assumptions.

As shown in the table above, turnover in our NEOs from year to year can have a material impact on the reported value of compensation “actually paid,” because the fair value of forfeited equity awards (measured as of the end of the year prior to the year of forfeiture) are reflected as a negative value in columns C and E of the table contained in footnote 2 to the Pay Versus Performance table.

In addition, changes in the market price of our common stock following the date of grant of an award can significantly impact the level of compensation that is actually paid to our NEOs. To assist in understanding the changes to the equity awards reflected above, the following table reflects the value of one share of our common stock as of each of the following dates.

If that date reflects a non-business day, the value reported is the last trading date of the applicable calendar year:

	04/30/2026	04/30/2025	04/30/2024	12/29/2023	12/30/2022
Closing price of our common stock	$6.13	$7.23	$7.27	$7.06	$7.03

Equity Compensation Plan Information

The following table provides information as of the fiscal year ended April 30, 2026 concerning our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	—	—	1,554,516(1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
TOTAL	—	—	1,554,516

(1)
Consists of the Immersion Corporation 2021 Equity Incentive Plan, which was approved by the Company’s stockholders on January 18, 2023.

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the Securities and Exchange Commission, and is not to be deemed “soliciting material,” is not to be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Immersion Corporation under the 1933 Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Under the guidance of a written charter adopted by our Board, the purpose of our Audit Committee is to retain an independent registered public accounting firm, to make such examinations as are necessary to monitor the corporate financial reporting of the internal and external audits and its subsidiaries, to provide to the Board the results of its examinations and recommendations derived there from, to outline to the Board the improvements made, or to be made, in internal accounting controls, and to provide the Board with such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

Management is primarily responsible for the system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. Our Audit Committee is responsible for monitoring and overseeing these processes.

In this context and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the year ended April 30, 2026, our Audit Committee:

•
reviewed and discussed the audited financial statements with management;
•
discussed with BDO, with and without management present, the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees” and the SEC;
•
received the written disclosures and the letter from BDO required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; discussed with the independent registered public accounting firm its independence; and concluded that the non-audit services performed by BDO are compatible with maintaining its independence; and
•
based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended April 30, 2026 for filing with the SEC.

AUDIT COMMITTEE
Elias Nader (Chairman)
Emily Hoffman
Frederick Wasch

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)

We are asking our stockholders to ratify the Audit Committee’s engagement of BDO as our independent registered public accounting firm for the fiscal year ending April 30, 2027. In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its engagement. Even if the engagement is ratified, our Audit Committee, in its discretion, may direct the engagement of a different independent registered public accounting firm at any time during the year if our Audit Committee feels that such a change would be in our and our stockholders’ best interest.

In accordance with standing policy, BDO periodically changes the personnel who work on the audit.

On June 5, 2024, our Audit Committee, in furtherance of our ongoing effort to improve our cost structure and balance sheet, dismissed Plante & Moran, PLLC (“Plante Moran”) as our independent registered public accounting firm, effective on June 5, 2024.

On June 5, 2024, our Audit Committee appointed Frank, Rimerman + Co. LLP (“Frank, Rimerman”) as our independent registered public accounting firm for the fiscal year ended December 31, 2024.

Plante Moran’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim periods through June 5, 2024, there were (i) no disagreements with Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Plante Moran’s satisfaction, would have caused Plante Moran to make reference thereto in their reports on the financial statements for such fiscal years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

On July 16, 2024, our Audit Committee was notified that Frank, Rimerman resigned as the Company’s independent registered public accounting firm, effective on July 16, 2024.

On July 16, 2024, our Audit Committee appointed BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2024, effective July 17, 2024.

Frank, Rimerman did not issue any reports on the Company’s consolidated financial statements and, as such, no reports contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period beginning June 5, 2024 and ending July 16, 2024, there were (i) no disagreements with Frank, Rimerman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Frank, Rimerman’s satisfaction, would have caused Frank, Rimerman to make reference thereto in any report on the consolidated financial statements, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Other than auditing our 401(k) plan for the plan year 2021, during the fiscal year ended December 31, 2022, neither the Company nor anyone on its behalf consulted with Plante Moran regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Plante Moran concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Audit Fees and All Other Fees

The following table sets forth the aggregate fees billed to us for the fiscal year ended April 30, 2026 and the fiscal year ended April 30, 2025 by BDO USA, P.C. (“BDO”).

	FY 2026 Fees	FY 2025 Fees
Audit Fees	$249,500	$227,700
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$249,500	$227,700

Audit Fees. This category consists of the aggregate fees billed, or expected to be billed, for professional services rendered for the audits of our consolidated financial statements and the effectiveness of our internal controls over financial reporting, along with reviews of interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by our independent registered accounting firm in connection with statutory and regulatory filings or engagements, and attestation services.

Audit-Related Fees. This category consists of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. This category consists of the aggregate fees billed for tax compliance/preparation and other tax services. Tax compliance/preparation includes tax return preparation, claims for refunds, and tax payment planning services related to federal, state, and international taxes. Other tax services include tax advice, tax strategy and other miscellaneous tax consulting and planning primarily related to our reorganization of international operations.

All Other Fees. This category consists of the aggregate fees for all other services other than those reported above. Our intent is to minimize services in this category.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee has determined that all services performed by each of its independent auditors are compatible with maintaining the independence of its independent auditors. In addition, since the effective date of the SEC rules stating that an independent public accounting firm is not independent of an audit client if the services it provides to the client are not appropriately approved, our Audit Committee has approved, and will continue to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. None of the services described above were approved by our Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

Our Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, pursuant to which it may pre-approve certain audit fees, audit-related fees, tax fees, and fees for other services. Under the policy, our Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members. A member to whom pre-approval authority has been delegated must report his pre-approval decisions, if any, to our Audit Committee at its next meeting. Unless our Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.

Other Information

We have been advised by BDO that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries.

One or more representatives of BDO will be present at this year’s FY 2026 Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification of the appointment of the independent public accounting firm requires the affirmative vote of the majority of the shares present or represented by proxy at the FY 2026 Annual Meeting and entitled to vote on Proposal 2. Abstentions will have the same effect as a vote “AGAINST” Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2027.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (PROPOSAL 3)

In accordance with Section 14A of the Exchange Act, we seek a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Executive Compensation section beginning on Page 27. We have designed our compensation programs to align compensation with our annual and long-term business objectives and performance and to motivate executive officers to enhance long-term stockholder value. Consistent with the stockholders’ 2023 advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers, we are seeking an advisory vote on executive compensation every year until the next required stockholder vote on the frequency of stockholder votes on executive compensation.

At the annual meeting of our stockholders held in April 2026, approximately 56.8% of the total stockholders’ votes cast were voted in favor of the fiscal 2025 compensation of our named executive officers. The Compensation Committee has carefully considered this result and will continue to consider stockholder feedback in future executive compensation decisions.

The Board recommends that the stockholders vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the executive compensation tables and the related narrative discussion, and other related disclosure.”

Because your vote is advisory, it will not be binding upon the Company, the Board or the Compensation Committee. However, the Board values stockholders’ opinions and the Compensation Committee will consider the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

immersion ote Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Online Go to www.investorvote.com/IMMR or scan the QR code — login details are located in the shaded bar below Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/IMMR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.A Proposals — The Board of Directors A recommends a vote FOR the listed nominees.1. Election of five (5) Directors:For Withhold For Withhold For Withhold 01 - Eric Singer 02 - Elias Nader 03 - William Martin 04 - Frederick Wasch 05 - Emily S. Hoffman B Issues — The Board of Directors recommends a vote FOR Proposals 2 and 3. 2. Ratification of appointment of BDO USA, P.C. as Immersion Corporation’s independent registered public accounting firm for the fiscal year ending April 30, 2027. 3. Advisory vote to approve the compensation of our named executive officers. For Against Abstain For Against Abstain C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed. This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 04BL2C

The Annual Meeting of Shareholders for the fiscal year ended April 30, 2026 of Immersion Corporation will be held on October 7, 2026 at 10:00 a.m. Eastern Time, virtually via the internet at meetnow.global/MLY2R99. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/IMMR IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE Proxy — IMMERSION CORPORATION ANNUAL MEETING OF SHAREHOLDERS FOR THE FISCAL YEAR ENDED APRIL 30, 2026 to be held on October 7, 2026 This Proxy is solicited on behalf of the Board of Directors The undersigned stockholder of IMMERSION CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Proxy Statement, dated August 28, 2026, and hereby appoints Eric Singer and Michael Dodson, and any person then-serving in the role of Chief Executive Officer or Chief Financial Officer of the Company, or any of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders for the fiscal year ended April 30, 2026 of IMMERSION CORPORATION to be held on October 7, 2026, at 10:00 a.m., Eastern Time, virtually via the Internet at meetnow.global/MLY2R99, and for any adjournment or adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. Under Delaware law and the Company’s bylaws, no business shall be transacted at an annual meeting other than the matters stated in the accompanying Notice of Meeting, which matters are set forth on the reverse side. However, should any other matter or matters properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters at their discretion. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE PROPOSAL TO ELECT FIVE DIRECTORS AND FOR PROPOSALS 2 AND 3, AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed postage-paid envelope. CONTINUED AND TO BE SIGNED ON REVERSE SIDE D Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.